UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2022, Aytu BioPharma, Inc. (the “Company”) received a letter from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on the Nasdaq Capital Market under the Nasdaq Listing Rules (the “Notice”). The Notice has no effect at this time on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Capital Market under the symbol “AYTU”.

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Notice the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the minimum bid price requirement and its common stock will continue to be eligible for listing on the Nasdaq Capital Market, absent noncompliance with any other requirement for continued listing.

If, by November 21, 2022, the Company cannot demonstrate compliance with Nasdaq Listing Rules, it may be eligible for additional time. To qualify for additional time, the Company would be required to meet the continued listing requirements for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company is not eligible for the second compliance period, then Nasdaq will provide notice that the Company's securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel (“Panel”). The Company would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of the Company's common stock and consider its available options if the closing bid price of the Company's common stock remains below $1.00 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement for the additional 180-day compliance period with respect to the minimum bid price requirement, or maintain compliance with the other listing requirements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: May 27, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer